Exhibit 99.1

Media Contact: Dana Stelsel Director, Corporate Communications (765) 771-5766 dana.stelsel@wabashnational.com

Investor Relations:

Jeff Taylor

Senior Vice President, Chief Financial Officer
(765) 771-5310
jeff.taylor@wabashnational.com

Wabash National Corporation Announces Preliminary Third Quarter Results

and Updates Full-Year 2018 Guidance

LAFAYETTE, Ind. – October 12, 2018 – Wabash National Corporation (the “Company”) (NYSE: WNC), a diversified industrial manufacturer and a leading producer of semi-trailers, truck bodies and liquid transportation systems, today announced certain preliminary results for the quarter ending September 30, 2018. The preliminary results are subject to adjustment and finalization by the Company.

Net sales for the third quarter 2018 are expected to be between $550 million and $555 million compared to $425 million for the prior year quarter. Operating income is expected to be between $15.5 million and $17.5 million compared to $26.6 million for the prior year quarter.

The Company expects net income for the third quarter 2018 to be between $3.5 million and $5.5 million, or between $0.06 and $0.09 per diluted share, compared to the third quarter 2017 net income of $18.9 million, or $0.30 per diluted share. Third quarter 2018 non-GAAP adjusted earnings per diluted share are expected to be between $0.27 and $0.30, compared to the third quarter 2017 non-GAAP adjusted earnings per diluted share of $0.34. Non-GAAP adjusted earnings per diluted share for the third quarter 2018 excludes a non-cash asset impairment charge of $12.0 million associated with the Company’s Diversified Products reporting segment and discrete tax charges incurred related to the deductibility of executive compensation. Non-GAAP adjusted earnings per diluted share for the third quarter of 2017 excluded one-time acquisition expenses of $8.7 million related to the purchase of Supreme Industries, Inc. (“Supreme”) and gains realized on the transition of former branch facilities to third-party dealers.

“The third quarter was a challenging and difficult quarter for the Company as a whole,” explained Brent Yeagy, president and chief executive officer. “All three of our reporting segments faced increasing operating pressures which negatively impacted our financial results. Total new trailer shipments and revenues were below our prior guidance due to our customers’ inability to pick up units as a result of the robust freight market and chassis availability within our Final Mile Products business. On the cost side of the business, higher commodity and component costs impacted the quarterly results as raw material costs continued to escalate. Supplier disruptions increased across the Company during the quarter, most notably within the Final Mile Products segment related to chassis delivery, resulting in production and labor inefficiencies as well as shipment delays. Lastly, labor instability continued to create operating cost pressures at many of our locations. Those labor cost pressures resulted in higher levels of overtime and lower productivity.”

Mr. Yeagy continued, “Despite the tough operating environment and preliminary results reflecting a very challenging third quarter, we continue to see strong overall market demand for our products and we are taking proactive steps to reduce the margin impact of U.S. tariff policy, raw material inflation, supply base disruptions and a very tight labor market for the remainder of 2018 and 2019. As a result, we are maintaining our full-year guidance for 2018 new trailer shipments of 60,000 to 62,000 units, while we are updating our GAAP and non-GAAP earnings to $1.41 to $1.46 per diluted share and $1.50 to $1.55 per diluted share, respectively.”

Third Quarter 2018 Conference Call

Wabash National will announce its complete third quarter 2018 financial results on Tuesday, October 30, 2018, and conduct a conference call to review and discuss its complete third quarter results on October 31, 2018, at 10:00 a.m. EDT. Access to the live webcast will be available on the Company’s website at www.wabashnational.com. For those unable to participate in the live webcast, the call will be archived at www.wabashnational.com within three hours of the conclusion of the live call and will remain available through January 23, 2019. Meeting access also will be available via conference call at 844-778-4139, participant code 1851979.

Information Regarding Preliminary Results

The preliminary estimated financial information contained in this press release reflects management’s estimates based solely upon information available to it as of the date of this press release and is not a comprehensive statement of our financial results for the three months ended September 30, 2018. We have provided ranges for the preliminary estimated financial results described above primarily because our financial closing procedures for the three months ended September 30, 2018 are not yet complete. The information presented above should not be considered a substitute for full unaudited financial statements for the three months ended September 30, 2018, once they become available and should not be regarded as a representation by us or our management as to our actual financial results for the three months ended September 30, 2018. The ranges for the preliminary estimated financial results described above constitute forward-looking statements. The preliminary estimated financial information presented above is subject to change, and our actual financial results may differ from such preliminary estimates and such differences could be material. Accordingly, you should not place undue reliance upon these preliminary estimates.

Non-GAAP Measures

In addition to disclosing preliminary financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the preliminary financial information included in this release contains non-GAAP financial measures, including adjusted earnings per diluted share.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income, and reconciliations to GAAP financial statements should be carefully evaluated.

Adjusted earnings per diluted share for the three-month periods ending September 30, 2018 and 2017 and the twelve-month periods ending December 31, 2018 and 2017 reflect adjustments for charges incurred in connection with the acquisition and integration of Supreme, impairment of goodwill and other long-lived assets, the losses attributable to the Company’s extinguishment of debt, income or losses recognized on the sale of former branch locations and adjustments related to the Company’s deferred tax assets as a result of IRS guidance on application of the Tax Cuts and Jobs Act of 2017. Management believes providing adjusted measures and excluding certain items facilitates comparisons to the Company’s prior year periods and, when combined with the GAAP presentation of net income and diluted net income per share, is beneficial to an investor’s understanding of the Company’s performance. A reconciliation of adjusted earnings per diluted share to net income per diluted share is included in the table following this release.

About Wabash National Corporation

Headquartered in Lafayette, Indiana, Wabash National Corporation (NYSE: WNC) is a diversified industrial manufacturer and a leading producer of semi-trailers, truck bodies and liquid transportation systems. Established in 1985, the Company manufactures a diverse range of products including: dry freight and refrigerated trailers, platform trailers, bulk tank trailers, dry and refrigerated truck bodies, truck-mounted tanks, intermodal equipment, aircraft refueling equipment, structural composite panels and products, trailer aerodynamic solutions, and specialty food grade and pharmaceutical equipment. Its innovative products are sold under the following brand names: Wabash National®, Beall®, Benson®, Brenner® Tank, Bulk Tank International, DuraPlate®, Extract Technology®, Garsite, Progress Tank, Supreme®, Transcraft®, Walker Engineered Products, and Walker Transport. Learn more at www.wabashnational.com.

Safe Harbor Statement

This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, all statements regarding the Company’s outlook for trailer and truck body shipments, backlog, expectations regarding demand levels for trailers, truck bodies, non-trailer equipment and our other diversified product offerings, pricing, profitability and earnings, cash flow and liquidity, opportunity to capture higher margin sales, new product innovations, our growth and diversification strategies, our expectations for improved financial performance during the course of the year and our expectations with regards to capital allocation. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the continued integration of Supreme into the Company’s business, adverse reactions to the transaction by customers, suppliers or strategic partners, uncertain economic conditions including the possibility that customer demand may not meet our expectations, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials including the impact of tariffs or other international trade developments, risks in implementing and sustaining improvements in the Company’s manufacturing operations and cost containment, dependence on industry trends and timing, supplier constraints, labor costs and availability, customer acceptance of and reactions to pricing changes and costs of indebtedness. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

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WABASH NATIONAL CORPORATION

RECONCILIATION OF GAAP FINANCIAL MEASURES TO

NON-GAAP FINANCIAL MEASURES

(Unaudited)

Adjusted Earnings:

	Three Months Ended September 30,				Twelve Months Ended December 31,
	2018			2017	2018			2017
	Per Share Range			Per Share	Per Share Range			Per Share
	Low	-	High		Low	-	High
Net Income	$0.06	-	$0.09	$0.30	$1.41	-	$1.46	$1.78

Adjustments:
Facility transactions	-	-	-	(0.08)	(0.17)	-	(0.17)	(0.10)
Impairment of goodwill and other long-lived assets	0.21	-	0.21	-	0.21	-	0.21	-
Loss on debt extinguishment	-	-	-	-	-	-	-	0.01
Acquisition expenses and related charges	-	-	-	0.14	0.01	-	0.01	0.24
Executive severance expense	-	-	-	-	-	-	-	-
Tax effect of aforementioned items	(0.05)	-	(0.05)	(0.02)	(0.01)	-	(0.01)	(0.05)
Tax reform and other discrete tax adjustments	0.05	-	0.05	-	0.05	-	0.05	(0.50)

Adjusted Earnings	$0.27	-	$0.30	$0.34	$1.50	-	$1.55	$1.38